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                                                                      EXHIBIT 23



                   Consent of Independent Public Accountants

To First Chicago NBD Corporation:

     As independent public accountants, we hereby consent to the incorporation of our report dated January 15, 1998, included in this Form 10-K, into the Corporation's previously filed Form S-8 Registration Statement No. 33-62713, Form S-3 Registration Statement No. 33-64755, Form S-8 Registration Statement No. 33-21036, Form S-8 Registration Statement No. 33-48773, Form S-8 Registration Statement No. 33-46906, Form S-8 Registration Statement No. 33-50300, Form S-8 Registration Statement No. 33-53928, Form S-3 Registration Statement No. 33-60788, Form S-8 Registration Statement No. 33-17494, Form S-8 Registration Statement No. 333-03175, Form S-3 Registration Statement No. 333-08903, Form S-8 Registration Statement No. 333-05349, Form S-8 Registration Statement No. 333-05347, Form S-8 Registration Statement No. 333-05375, Form S-3 Registration Statement No. 333-15649, Form S-8 Registration Statement No. 333-16369, Form S-3 Registration Statement No. 333-36587, and Form S-4 Registration Statement No. 333-47029.


                                                 /s/  Arthur Andersen LLP


Chicago, Illinois,
March 27, 1998